Exhibit 5.1

                         September  15, 1997

Standard Commercial Tobacco Co., Inc.
2201 Miller Road
Wilson, North Carolina  27893


         Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4 to be filed by Standard Commercial Tobacco Co., Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of $115,000,000 principal amount of 8 7/8% Senior Notes of the Company and Guarantees thereof by Standard
Commercial Corporation and Standard Wool, Inc. (collectively, together with the Company, the "Issuers"). Such Notes and Guarantees are referred to herein as the "Securities". The Securities are to be exchanged as described in the Registration Statement and pursuant to the Indenture filed as an exhibit thereto (the "Indenture"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale and issuance of the Securities.

         It is our opinion, subject to the assumptions and qualifications contained herein, that:

         1. The Indenture has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument of the Issuers.

         2. Upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Securities, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Securities when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Issuers, will be duly issued, valid and binding obligations of the respective Issuers, and will be entitled to the benefits of the Indenture.

         The opinions set forth above are subject to the following qualifications and limitations:


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         A. The enforceability of any obligation of the Issuers is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

         B. We express no opinion as to any provision of the Indenture purporting to relieve the trustee thereunder of the exercise of reasonable diligence, or with respect to the enforceability of any provision of the Indenture pursuant to which any party is indemnified against a liability arising under applicable securities laws; and

         C. In rendering the opinions set forth herein we have relieved solely on the opinion of Rosenman & Colin in so far as such opinions relate to the laws of the State of New York.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                     Very truly yours,

                                          /s/WYRICK ROBBINS YATES & PONTON LLP